Contacts:
Phil McDermott	Jason Golz, Brendan Lahiff
CFO	Investor Relations
AltiGen Communications	Financial Dynamics
510-252-9712	415-439-4532
pmcdermott@altigen.com	jgolz@fd-us.com

ALTIGEN COMMUNICATIONS POSTS
FOURTH QUARTER AND YEAR-END FISCAL 2006 RESULTS

Fremont, California - November 15, 2006 - AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems, today reported its financial results for the fourth quarter and year-end fiscal 2006, ended September 30, 2006.

Revenue for the fourth quarter of fiscal 2006 was $4.5 million, compared to $4.2 million a year ago and $4.8 million in the previous quarter. Net income for the fourth quarter, which includes the effects of the adoption of SFAS No. 123R, was $135,000 or $0.01 per diluted share. Excluding the effects of stock compensation expense, non-GAAP net income for the fourth quarter of fiscal 2006 was $309,000 or $0.02 per diluted share, compared to a net income of $301,000 or $0.02 per diluted share a year ago, and a net income of $381,000 or $0.02 per diluted share in the previous quarter.

Revenue for fiscal 2006 was $17.9 million, compared to $15.4 million in fiscal 2005. Net loss for fiscal 2006 was $12,000 or $0.00 per share, compared to a net loss of $311,000 or $0.02 per share. Excluding the effects of stock compensation expense, non-GAAP net income for the full fiscal 2006 year was $789,000 or $0.05 per diluted share. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income.

ATGN November 15, 2006 AltiGen Reports Fourth Quarter and Fiscal Year-end 2006 Financial Results	Page 2

AltiGen’s shipment totals this fiscal year increased by 22% over the same period last year. The Company also signed an agreement with a financial services integrator to sell into its target vertical market of credit unions. AltiGen continues to transition its product mix towards higher-margin IP phones and AltiContact Manager sales grew in excess of 10% during the quarter.

“Our business continued to grow during fiscal 2006,” said Gilbert Hu, President and CEO of AltiGen. “Excluding the effect of stock compensation expense, our bottom line improved by $1.1 million over last year. It has taken hard work and effort by the Company and its employees to maintain operating expenses and reach consistent profitability on a GAAP basis. Now that we have reached that milestone, we will turn our focus to growing the top-line through a combination of organic growth, strategic partnerships and accretive acquisitions.”

“AltiGen has a very stable product portfolio, efficient business process and a loyal distribution channel that will allow us to grow organically and seek strategic opportunities in fiscal 2007. Our fiscal 2007 goal is to leverage our expertise in the SMB VoIP market by expanding the breadth of customers we serve, building market share in select vertical markets, extending our worldwide geographical reach and capturing sales in multi-site deployments,” concluded Mr. Hu.

Phil McDermott, AltiGen’s CFO said, “Achieving consistent profitability on a GAAP basis has been a long-term goal for AltiGen. We have long been focused on tightly controlling our costs while preserving our cash and short-term investments, which ended the year on solid footing at $9.8 million. We are pleased to have reached breakeven on a full year basis and believe our plans for fiscal 2007 will have a positive impact on shareholder value.”

Earnings Conference Call

AltiGen will conduct a conference call with investment professionals at 2:00 PM Pacific Time (5:00 PM Eastern Time) today, November 15, 2006 to discuss AltiGen’s results of operations for the fourth quarter. Dial (800) 905-0392 to listen in to the call. A live Webcast will be made available at www.altigen.com and will also be archived for 90 days at this URL following the call.

ATGN November 15, 2006 AltiGen Reports Fourth Quarter and Fiscal Year-end 2006 Financial Results	Page 3

About AltiGen Communications

AltiGen Communications, Inc. (Nasdaq: ATGN) is a leading manufacturer of VoIP telephony solutions. AltiGen designs, manufactures and markets advanced, IP-PBX telephone systems and IP call centers that leverage both the Internet and the public telephone network. These products enable an array of applications that take advantage of the convergence of voice and data communications to achieve superior business results.  AltiGen Communications products are available from independent authorized resellers and strategic partners. AltiGen's AltiServ™ family of telephony solutions has been recognized for excellence with more than 40 industry awards since 1996.   Focused on the small to mid sized and multi-site businesses, AltiGen customers benefit from integrated solutions that protect their existing investments, while providing new ways to be more competitive, productive and to save money.

For more information, call 1-888-ALTIGEN or visit the Website at www.altigen.com .

Safe Harbor Statement

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), AltiGen's earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of SFAS No. 123R (“123R”). The non-GAAP financial measures used by management and disclosed by AltiGen exclude the income statement effects of all forms of stock-based compensation and the effects of 123R. The non-GAAP financial measures disclosed by AltiGen should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by AltiGen may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Because management calculates net income without taking into account the effects of the new requirements under 123R, this financial measure is treated as a “non-GAAP financial measure” under Securities and Exchange Commission rules. Management uses this non-GAAP financial measure for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate AltiGen's results on a consolidated basis compared to those of other companies.

AltiGen discloses this information to the public to enable investors who wish to more easily assess AltiGen's performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among peer companies.

ATGN November 15, 2006 AltiGen Reports Fourth Quarter and Fiscal Year-end 2006 Financial Results	Page 4

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the SMB market, our ability to successfully expand our reach in targeted vertical markets, the ability to extend our geographical reach, our ability to enhance our customer experience with the goal of capturing multi-site deployments, and be able to sustain profitable growth. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to AltiGen as of the date hereof and AltiGen assumes no obligation to update these forward-looking statements.

(Tables Follow)

ATGN November 15, 2006 AltiGen Reports Fourth Quarter and Fiscal Year-end 2006 Financial Results	Page 5

AltiGen Communications, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Fourth Quarter Ended		Year Ended
	September 30		September 30
	FY 2006	FY 2005	FY 2006	FY 2005
Net Revenue	$4,512	$4,249	$17,896	$15,441
Gross profit	2,478	2,479	9,813	8,849

Research and development	886	877	3,740	3,496
Selling, general & administrative	1,560	1,371	6,411	5,889

Operating profit (loss)	32	231	(338)	(536)

Interest and other income,net	108	60	345	225

Net income (loss) before tax	$140	$291	$7	$(311)

Provision for income tax	5	(10)	19	-

Net income (loss) after tax	135	301	(12)	(311)

Basic and diluted net income (loss) per share	$0.01	$0.02	$(0.00)	$(0.02)

Weighted average shares outstanding
Basic	15,077	14,709	14,964	14,605
Diluted	15,574	15,471	15,573	14,605

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Fourth Quarter Ended		Year Ended
	September 30		September 30
	FY 2006	FY 2005	FY 2006	FY 2005
GAAP net income (loss)	135	301	(12)	(311)
Adjustment:
Stock-based compensation	174	-	801	-
Non-GAAP net income (loss)	309	301	789	(311)

Non-GAAP basic and diluted net income (loss) per share	$0.02	$0.02	$0.05	$(0.02)

Weighted average shares outstanding
Basic	15,077	14,709	14,964	14,605
Diluted	15,574	15,471	15,573	14,605

ATGN November 15, 2006 AltiGen Reports Fourth Quarter and Fiscal Year-end 2006 Financial Results	Page 6

	Condensed Consolidated Balance Sheets
	(Amounts in thousands)

	September 30, 2006	September 30, 2005

Cash and cash equivalents	$5,008	$3,963
Short-term investments	4,869	5,459
Accounts receivable, net	2,230	1,957
Inventories	1,382	965
Other current assets	144	148
Net property and equipment	681	522
Other long-term assets	285	321
Total Assets	$14,599	$13,335

Current liabilities	$2,585	$2,359
Long-term liabilities	$177	$258
Stockholders' equity	11,837	10,718

Total Liabilities and Stockholders' Equity	$14,599	$13,335